Exhibit 99.1
ChargePoint Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

•Quarterly revenue increased 90% year over year and annual revenue increased 65% year over year, both above top-end of guidance
•Over 174,000 activated ports as of January 31, with approximately 51,000 in Europe
•Fleet momentum continues with leading fleet companies: Element, LeasePlan USA, Wex, and Wheels Donlen
•Expects annual revenue of $450 million to $500 million for fiscal year 2023

Campbell, Calif. – March 2, 2022 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading electric vehicle (EV) charging network, today reported results for its fourth quarter and full fiscal year ended January 31, 2022.
“ChargePoint delivered another outstanding quarter, exceeding the high end of both our quarterly and annual revenue guidance and advancing our technology leadership in our commercial, fleet and residential verticals across North America and Europe,” said Pasquale Romano, President and CEO of ChargePoint. “We had numerous successes in our first year as a publicly traded company, including a 65 percent year over year increase in annual revenue, two strategic acquisitions, expansion of our activated port count by over 60 percent, and growing our team of world class talent.”
Fourth Quarter Fiscal 2022 Financial Overview

•Revenue. For the fourth quarter, revenue was $80.7 million, an increase of 90% from $42.4 million in the prior year’s same quarter. Networked charging systems revenue for the fourth quarter was $59.2 million, an increase of 109% from $28.3 million in the prior year’s same quarter and subscription revenue was $17.2 million, up 57% from $11.0 million in the prior year’s same quarter.

•Gross Margin. Fourth quarter GAAP gross margin was 22%, up from 21% in the prior year's same quarter primarily due to the impact of acquisitions. Fourth quarter non-GAAP gross margin, which primarily excludes stock-based compensation expense and amortization from acquired intangible assets, was 24% compared to 22% in the prior year's same quarter primarily due to the impact of acquisitions.

•Net Income/Loss. Fourth quarter GAAP net loss was $60.5 million, which included a $16.9 million gain from the change in fair value of warrant liabilities and $15.4 million in stock-based compensation expense. Non-GAAP pre-tax net loss in the fourth quarter, which excludes stock-based compensation expense and other items, was $58.5 million as compared to $33.6 million in the prior year's same quarter.
•Liquidity. As of January 31, 2022, cash on the balance sheet was $315.6 million.
•Shares Outstanding. As of January 31, 2022, there were approximately 335 million shares of common stock outstanding.
Full Fiscal 2022 Financial Overview
•Revenue. For the full year, revenue was $242.3 million, an increase of 65% from $146.5 million in the prior year. Networked charging revenue for the full year was $174.4 million, an increase of 90% from $91.9 million and subscription revenue was $53.5 million, up 32% from $40.6 million in the prior year. Subscription growth while strong, lagged growth in networked charging revenue due to product mix and activation lag.
•Gross Margin. Full year GAAP gross margin was 22%, relatively unchanged from the prior year. Full year non-GAAP gross margin, which primarily excludes stock-based compensation expense and amortization from acquired intangible assets, was 24% compared to 23% in the prior year.
•Net Income/Loss. Full year GAAP net loss was $132.6 million. Full year non-GAAP pre-tax net loss, which excludes stock-based compensation expense and other items, was $185.5 million as compared to $117.6 million in the prior year.
For a reconciliation of GAAP to non-GAAP results, please see the tables below.

Fiscal 2023 Guidance
ChargePoint provides guidance based on current market conditions and expectations.
For the first fiscal quarter ending April 30, 2022, ChargePoint expects revenue of $72 million to $77 million. At the midpoint, this represents an anticipated increase of 84% as compared to the prior year’s same quarter.
For the full fiscal year ending January 31, 2023, ChargePoint expects:
•Revenue of $450 million to $500 million. At the midpoint, this represents an anticipated increase of 96% as compared to the prior year
•Non-GAAP gross margin of 22% to 26%
•Non-GAAP operating expenses of $350 million to $370 million. At the midpoint, this represents an anticipated increase of 50% as compared to the prior year
Guidance for non-GAAP financial measures excludes amortization expense of acquired intangible assets, stock-based compensation expense, and non-recurring costs associated with restructuring, earn-out-related payroll tax expense, professional services fees related to acquisitions and security offerings. ChargePoint is not be able to present a reconciliation of non-GAAP financial guidance to the corresponding GAAP measures because certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted, including stock-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items will have a significant impact on ChargePoint's GAAP gross margin and GAAP operating expenses.
Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its fourth quarter and full-year fiscal 2022 financial results and its outlook for the first quarter of and full-year fiscal 2023.
Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available three hours after the conclusion of the webcast and archived for one year.
About ChargePoint
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions available today. ChargePoint’s cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds-of-thousands of places to charge in North America and Europe. To date, more than 105 million charging sessions have been delivered, with drivers plugging into the ChargePoint network every two seconds or less. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact ChargePoint’s North American or European press offices or Investor Relations.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our financial outlook for the first fiscal quarter and fiscal year ending January 31, 2023. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: the impact of the COVID-19 pandemic, geopolitical events including the Russian invasion of Ukraine, macroeconomic trends including changes in inflation or interest rates, or other events beyond our control on the overall economy, our business and those of our customers and suppliers, including due to supply chain disruptions and expense increases; our limited operating history as a public company;our ability as an organization to successfully integrate ViriCiti and has·to·be and acquire and integrate other companies, products or technologies in a successful manner; our dependence on widespread acceptance and adoption of EVs and increased installation of charging stations; our current dependence on sales of charging stations for most of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; supply chain interruptions and expense increases; unexpected delays in new product introductions; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2021, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends, and in comparing ChargePoint’s financial results with other companies in its industry as well other technology companies, many of which present similar non-GAAP financial measures.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding amortization expense of acquired intangible assets, stock-based compensation expense, and non-recurring costs associated with restructuring. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.

Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines Non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding amortization expense of acquired intangible assets, stock-based compensation expense, earn-out-related payroll tax expense, non-recurring costs and professional services fees associated with restructuring, acquisitions and security offerings.

Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net income (loss) excluding amortization expense of acquired intangible assets, stock-based compensation expense and the associated stock-based payroll tax expense, offering costs allocated to warrant liabilities or for share offerings, professional services fees related to acquisitions and security offerings non-recurring costs and professional services fees associated with restructuring, acquisitions and security offerings, and non-cash charges related to the revaluation of warrants, earn-out liabilities, and other financial instruments. These amounts do not reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. ChargePoint compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.
CHPT-IR
Contacts
Investor Relations
Patrick Hamer
VP, Capital Markets and Investor Relations
Patrick.Hamer@chargepoint.com

investors@chargepoint.com
Press
Jennifer Bowcock
VP, Communications
Jennifer.Bowcock@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Revenue
Networked charging systems	$59,165	$28,303	$174,350	$91,893
Subscriptions	17,209	10,965	53,512	40,563
Other	4,301	3,123	14,478	14,034
Total revenue	80,675	42,391	242,340	146,490
Cost of revenue
Networked charging systems	49,968	25,677	147,814	87,083
Subscriptions	10,083	5,838	31,190	20,385
Other	3,142	1,973	9,804	6,073
Total cost of revenue	63,193	33,488	188,808	113,541
Gross profit	17,482	8,903	53,532	32,949
Operating expenses
Research and development	42,508	20,946	145,043	75,017
Sales and marketing	31,231	15,700	93,489	53,002
General and administrative	23,914	7,577	81,380	25,922
Total operating expenses	97,653	44,223	319,912	153,941
Loss from operations	(80,171)	(35,320)	(266,380)	(120,992)
Interest income	26	17	98	315
Interest expense	—	(810)	(1,502)	(3,253)
Change in fair value of redeemable convertible preferred stock warrant liability	—	(54,824)	9,237	(73,125)
Change in fair value of assumed common stock warrant liabilities	16,911	—	47,822	—
Change in fair value of contingent earnout liability	—	—	84,420	—
Transaction costs expensed	—	—	(7,031)	—
Other (expense) income, net	(575)	185	(2,774)	229
Net loss before income taxes	(63,809)	(90,752)	(136,110)	(196,826)
Provision for income taxes	(3,329)	(5)	(3,540)	198
Net loss	$(60,480)	$(90,747)	$(132,570)	$(197,024)
Accretion of beneficial conversion feature of redeemable convertible preferred stock	—	—	—	(60,377)
Cumulative undeclared dividends on redeemable convertible preferred stock	—	(12,839)	(4,292)	(16,799)
Deemed dividends attributable to vested option holders	—	—	(51,855)	—
Deemed dividends attributable to common stock warrants holders	—	—	(110,635)	—
Net loss attributable to common stockholders, basic	$(60,480)	$(103,586)	$(299,352)	$(274,200)
Gain attributable to earnout shares issued	—	—	(84,420)	—
Change in fair value of dilutive warrants	(17,027)	—	(68,223)	—
Net loss attributable to common stockholders, diluted	$(77,507)	$(103,586)	$(451,995)	$(274,200)
Net loss per share - Basic	$(0.18)	$(5.31)	$(1.01)	$(18.14)
Net loss per share - Diluted	$(0.23)	$(5.31)	$(1.49)	$(18.14)
Weighted average shares outstanding - Basic	331,239,803	19,497,034	297,421,969	15,116,763
Weighted average shares outstanding - Diluted	331,996,518	19,497,034	302,490,266	15,116,763

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	January 31, 2022	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$315,235	$145,491
Restricted cash	400	400
Accounts receivable, net	76,439	35,075
Inventories	35,379	33,592
Prepaid expenses and other current assets	36,983	12,074
Total current assets	464,436	226,632
Property and equipment, net	34,593	29,988
Intangible assets, net	139,774	—
Operating lease right-of-use assets	25,535	21,817
Goodwill	191,907	1,215
Other assets	5,584	10,468
Total assets	$861,829	$290,120
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders' Deficit
Current liabilities:
Accounts payable	$27,681	$19,784
Accrued and other current liabilities	84,223	47,162
Deferred revenue	77,142	40,934
Debt, current	—	10,208
Total current liabilities	189,046	118,088
Deferred revenue, noncurrent	69,666	48,896
Debt, noncurrent	—	24,686
Operating lease liabilities	25,370	22,459
Deferred tax liabilities	23,958	—
Common stock warrant liability	25	—
Redeemable convertible preferred stock warrant liability	—	75,843
Other long-term liabilities	7,079	972
Total liabilities	315,144	290,944
Redeemable convertible preferred stock	—	615,697
Stockholders' equity (deficit):
Common stock	33	2
Additional paid-in capital	1,366,855	62,736
Accumulated other comprehensive income (loss)	(8,219)	155
Accumulated deficit	(811,984)	(679,414)
Total stockholders' equity (deficit)	546,685	(616,521)
Total liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)	$861,829	$290,120

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Twelve Months Ended January 31,
	2022	2021
Cash flows from operating activities
Net loss	$(132,570)	$(197,024)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,396	10,083
Non-cash operating lease cost	4,244	3,762
Stock-based compensation	67,331	4,947
Amortization of deferred contract acquisition costs	1,786	1,206
Deferred tax benefit	(3,916)	—
Change in fair value of redeemable convertible preferred stock warrant liability	(9,237)	73,125
Change in fair value of common stock warrant liabilities	(47,822)	—
Change in fair value of contingent earnout liabilities	(84,420)	—
Change in fair value of earnout liability recognized upon acquisition of ViriCiti	2,266	—
Transaction costs expensed	7,031	—
Other	3,679	1,858
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(38,888)	3,292
Inventories	(1,490)	(9,585)
Prepaid expenses and other assets	(23,941)	(8,914)
Operating lease liabilities	(3,460)	(2,815)
Accounts payable	7,933	(493)
Accrued and other liabilities	21,619	11,556
Deferred revenue	55,281	17,156
Net cash used in operating activities	(157,178)	(91,846)
Cash flows from investing activities
Purchases of property and equipment	(16,410)	(11,484)
Maturities of investments	—	47,014
Cash paid for acquisitions, net of cash acquired	(205,330)	—
Net cash (used in) provided by investing activities	(221,740)	35,530
Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred stock	—	95,456
Proceeds from issuance of common stock warrants, net of issuance costs	—	31,547
Proceeds from the exercise of public warrants	118,864	—
Merger and PIPE financing	511,646	—
Payment of deferred transaction costs	—	(4,003)
Payments of transaction costs related to Merger	(32,468)	—
Payment of tax withholding obligations on settlement of earnout shares	(20,895)	—
Repayment of borrowings	(36,051)	—
Proceeds from issuance of stock in connection with stock plans, net of withholding taxes	4,916	5,913
Change in driver funds and amounts due to customers	3,675	—
Net cash provided by financing activities	549,687	128,913
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,025)	141
Net increase in cash, cash equivalents, and restricted cash	169,744	72,738
Cash, cash equivalents, and restricted cash at beginning of period	145,891	73,153
Cash, cash equivalents, and restricted cash at end of period	$315,635	$145,891

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended January 31, 2022		Three Months Ended January 31, 2021		Twelve Months Ended January 31, 2022		Twelve Months Ended January 31, 2021
Cost of Revenue:
GAAP cost of revenue	$63,193		$33,488		$188,808		$113,541
Stock-based compensation expense	(709)		(22)		(3,782)		(115)
Restructuring subsidies (1)	—		(214)		—		(114)
Amortization of intangible assets	(945)		—		(1,371)		—
Non-GAAP cost of revenue	$61,539		$33,252		$183,655		$113,312
Non-GAAP gross profit (gross margin as a percentage of revenue)	$19,136	24%	$9,139	22%	$58,685	24%	$33,178	23%

Operating Expenses:
GAAP research and development	$42,508		$20,946		$145,043		$75,017
Stock-based compensation expense	(5,263)		(602)		(25,461)		(1,807)
Restructuring subsidies (costs) (1)	—		(95)		—		(264)
Earn-out-related taxes (2)	—		—		(358)		—
Acquisition-related costs (3)	—		—		(86)		—
Cost related to secondary offering	—		—		(80)		—
Non-GAAP research and development (as a percentage of revenue)	$37,245	46%	$20,249	48%	$119,058	49%	$72,946	50%

GAAP sales and marketing	$31,231		$15,700		$93,489		$53,002
Stock-based compensation expense	(2,137)		(513)		(9,155)		(1,501)
Restructuring subsidies (costs) (1)	—		(240)		—		(308)
Earn-out-related taxes (2)	—		—		(424)		—
Acquisition-related costs (3)	—		—		(43)		—
Cost related to secondary offering	—		—		(40)		—
Amortization of intangible assets	(3,094)		—		(4,186)		—
Non-GAAP sales and marketing (as a percentage of revenue)	$26,000	32%	$14,947	35%	$79,641	33%	$51,193	35%

GAAP general and administrative	$23,914		$7,577		$81,380		$25,922
Stock-based compensation expense	(7,330)		(502)		(28,934)		(1,524)
Restructuring costs (1)	—		(125)		—		(464)
Earn-out-related taxes (2)	—		—		(713)		—
Acquisition-related costs (3)	(2,760)		—		(7,878)		—
Cost related to secondary offering	—		—		(2,518)		—
Non-GAAP general and administrative (as a percentage of revenue)	$13,824	17%	$6,950	16%	$41,337	17%	$23,934	16%

Non-GAAP Operating Expenses (as a percentage of revenue)	$77,069	96%	$42,146	99%	$240,036	99%	$148,073	101%

	Three Months Ended January 31, 2022		Three Months Ended January 31, 2021		Twelve Months Ended January 31, 2022		Twelve Months Ended January 31, 2021
Net Loss:
GAAP net loss	$(60,480)		$(90,747)		$(132,570)		$(197,024)
Stock-based compensation expense	15,439		1,640		67,332		4,947
Restructuring subsidies (costs) (1)	—		674		—		1,149
Earn-out-related taxes (2)	—		—		1,495		—
Acquisition-related costs (3)	2,760		—		8,007		—
Cost related to secondary offering	—		—		2,638		—
Amortization of intangible assets	4,039		—		5,557		—
Change in fair value of preferred stock warrant liability	—		54,824		(9,237)		73,125
Change in fair value of assumed common stock warrant liability	(16,911)		—		(47,822)		—
Change in fair value of contingent earn-out liability	—		—		(84,420)		—
Offering costs allocated to warrant liabilities	—		—		7,031		—
Non-GAAP net loss (as a percentage of revenue)	$(55,153)	(68)%	$(33,610)	(79)%	$(181,989)	(75)%	$(117,803)	(80)%
Provision for income taxes	(3,329)		(5)		(3,540)		198
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(58,482)	(72)%	$(33,615)	(79)%	$(185,529)	(77)%	$(117,606)	(80)%

(1)Consists of restructuring costs for severances and related termination costs, net of any governmental assistance programs.
(2)Consists of employment taxes paid related to shares issued as part of the earnout.
(3)Consists of professional services fees related to acquisitions, as well as increase in fair value of earnout liability related to the acquisition of ViriCiti.